Exhibit 99.1

Elite Pharmaceuticals, Inc. to Host Conference Call to Provide Corporate Update

and Discuss Third Quarter 2026 Financial Results on February 18, 2026

Financials for Third Quarter of Fiscal Year 2026 Ended December 31, 2025

will be released on Tuesday, February 17, 2026

Northvale, NJ – February 11, 2026: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCQB: ELTP), a specialty pharmaceutical company developing niche generic products, announced today that the third quarter financial results of the 2026 fiscal year will be released on Tuesday, February 17, 2026. Elite’s management will host a live conference call on Wednesday, February 18th, at 11:30 AM EST to discuss the company’s financial and operating results and provide a general business update. Stockholders should submit their questions to the company prior to the call.

Date:	February 18, 2026
Time:	11:30 AM EST
Dial-in numbers:	1-800-346-7359 (domestic) 1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com General questions by 5:00 PM EST on Monday, February 16, 2026 Financial questions by 7:00 PM EST on Tuesday, February 17, 2026
Audio Replay:	https://elite.irpass.com/events_presentations

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company that develops, manufactures, and distributes niche generic products. Elite’s product lines consist of immediate-release and controlled-release, solid oral dose products, which are marketed under the Elite Laboratories label, as well as pursuant to licenses granted to third-party pharmaceutical marketing and distribution organizations. Elite operates a cGMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. For more information, visit www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release. Readers are cautioned that such forward-looking statements involve, without limitation, risks, uncertainties, and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of products by the FDA and the actions the FDA may require of Elite in order to obtain such approvals. These forward-looking statements are not guarantees of future action or performance. These risks and other factors are discussed, without limitation, in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com